UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2006
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                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)



       Delaware                       0-20394                 06-1340408
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(State or other jurisdiction        (Commission            (I.R.S. Employer
 of incorporation)                  File Number)        Identification Number)



                  75 Ninth Avenue, New York, New York     10011
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               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (516) 622-2800
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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On April 26, 2006, Paul Amershadian, a director and Executive Vice President, Marketing and Sales of CoActive Marketing Group, Inc. (the "Company"), surrendered to the Company for cancellation 153,052 shares of the Company's common stock as payment in full of interest in the amount of $283,146.77 accrued through May 24, 2006 under a $550,000 promissory note, dated May 24, 2001. The surrendered shares had previously been pledged to the Company.

         In addition, on April 28, 2006, the Company's Board of Directors formed a Strategic Committee and appointed directors Marc C. Particelli and James H. Feeney to serve as members of that Committee. For serving on the Strategic Committee, each of Messrs. Particelli and Feeney will receive a one time fee of $15,000 and a five-year option to purchase 15,000 shares of the Corporation's Common Stock at an exercise price of $1.70 per share. The Committee is expected to conduct an in-depth review of the Company's personnel and operations and make recommendation to the Company's Board of Directors and senior management based on such review.

                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2006

                                             COACTIVE MARKETING GROUP, INC.


                                             By: /s/ ERWIN MEVORAH
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                                                 Erwin Mevorah,
                                                 Chief Financial Officer